File No. 333-41361

  As filed with the Securities and Exchange Commission on November 20, 1998.

 -----------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                                AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                       1st ATLANTIC GUARANTY CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                                   Maryland
        (State or other Jurisdiction of Incorporation or Organization)

                                     6726
           (Primary Standard Industrial Classification Code Number)

                                  52-2064471
                    (I.R.S. Employer Identification Number)

                        4847 Cordell Avenue, Suite 200
                              Bethesda, MD 20814
                                (301) 215-7515
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                               John J. Lawbaugh
                        4847 Cordell Avenue, Suite 200
                              Bethesda, MD 20814
                                (301) 215-7515
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)

                                  COPIES TO:
                             Richard T. Choi, Esq.
                        Freedman, Levy, Kroll & Simonds
                      1050 Connecticut Avenue, Suite 825
                            Washington, D.C. 20036
                                (202) 457-5142

Approximate Date of Proposed Public Offering: As soon as practicable after the effective date of this Registration Statement.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       1ST ATLANTIC GUARANTY CORPORATION

                                                                    Prospectus
                                                              November -, 1998

This   Prospectus   describes   four   types   of   face-amount   certificates
("Certificates") currently offered by 1st Atlantic Guaranty Corporation ("1st Atlantic Guaranty" or "Company"):

      *     Growth Certificates
      *     Reserve Certificates
      *     Premier Certificates
      *     Cornerstone Certificates

You can use the Certificates to lock-in competitive interest rates, guaranteed by the Company, for one or more renewable terms of varying length to suit your needs. SEE "The Certificates." Like any securities investment, the Certificates involve certain risks that you should consider. SEE "Special Risk Considerations."

Please read this Prospectus carefully before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the Certificate as described in this Prospectus, or to bind the Company by any statement not in it.

NEITHER  THE SEC NOR ANY STATE  REGULATOR  HAS  APPROVED  OR  DISAPPROVED  THE
SECURITIES DESCRIBED IN THIS PROSPECTUS OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE BACKED BY THE ASSETS OF THE COMPANY. THEY ARE NOT INSURED OR GUARANTEED BY THE FEDERAL GOVERNMENT OR ANY GOVERNMENT AGENCY.

                               TABLE OF CONTENTS

GLOSSARY. ...................................................................4
QUESTIONS AND ANSWERS........................................................6
SPECIAL RISK CONSIDERATIONS..................................................7
THE CERTIFICATES.............................................................8
  At A Glance................................................................8
  Growth Certificates........................................................9
  Reserve Certificates......................................................10
  Premier Certificates......................................................10
  Cornerstone Certificates..................................................11
GENERAL TERMS AND CONDITIONS................................................11
  Face-Amount...............................................................11
  Account Value.............................................................11
  Principal Investments.....................................................11
  Additional Investments....................................................12
  Interest Rates............................................................12
  Guarantee Periods.........................................................13
  Maturity Date.............................................................14
  Fees and Charges..........................................................14
  Other Terms and Conditions................................................14
PERFORMANCE.................................................................15
HOW TO BUY CERTIFICATES.....................................................15
  Through the Company.......................................................15
  Through Authorized Sellers................................................15
  Affinity Groups...........................................................15
  Investment Amounts........................................................16
  Canceling Your Order......................................................16
  Application Acceptance....................................................16
ACCESSING YOUR ACCOUNT VALUE................................................16
  Interest Withdrawals......................................................16
  Principal Withdrawals and Loans...........................................17
  Withdrawal Amounts........................................................17
  Penalty for Early Withdrawal..............................................17
  Effect on Interest Rates..................................................18
  Requesting a Withdrawal...................................................18
ACCOUNT TRANSACTIONS........................................................18
  Transferring Ownership....................................................18
TAX MATTERS.................................................................19
THE COMPANY.................................................................19
  Organization and Operations...............................................19

                                      2



  Directors and Officers....................................................20
MANAGEMENT..................................................................21
  Board of Directors........................................................21
  Committees of the Board of Directors......................................22
  Investment Adviser........................................................22
  Atlantic Capital Funding Corporation......................................23
  Related Party Transactions................................................23
RESERVES....................................................................23
INVESTMENTS.................................................................24
  Types of Investments......................................................24
  Investment Policies.......................................................26
INVESTOR SERVICES...........................................................27
  Automatic Investments.....................................................27
  Direct Deposits...........................................................27
  Inquiries.................................................................27
  Reports...................................................................27
INDEPENDENT AUDITORS........................................................27
FINANCIAL STATEMENTS........................................................28
EXPERTS.....................................................................28
THE COMPANY AND ITS SERVICE PROVIDERS........................[back cover page]

GLOSSARY

The following is a glossary of terms frequently used in this Prospectus:

ACCOUNT VALUE - your principal investments(s), plus accrued interest, less withdrawals and applicable fees, charges, and penalties.

CERTIFICATE - one of the four different Certificates currently offered by this
Prospectus,   namely,   the   Cornerstone,   Growth,   Reserve,   and  Premier
Certificates.

CERTIFICATE ANNIVERSARY - each 12-month period following the Effective Date of your Certificate.

COMPANY - 1st Atlantic Guaranty Corporation.

EFFECTIVE DATE - generally the first or fifteenth day of any given month, depending on when we accept your application to purchase a Certificate. Applications accepted after the first day of the month will have an Effective Date of the fifteenth day of that month; applications accepted after the fifteenth day of the month will have an Effective Date of the first day of the following month.

FACE-AMOUNT - the amount that you invest at the time you purchase your Certificate. You select the face-amount subject to certain minimum and maximum limitations.

GUARANTEE PERIOD - a time period that you select to lock in the interest rate applicable to your principal investment for that period.

INTEREST RATE - the rate of interest that you earn on your Certificate. We guarantee the interest rate for the Guarantee Periods that you select. Interest compounds monthly, based on a 30-day month and a 360-day year.

INTEREST RATE DATE - the date on which we set the interest rate available under the Certificates, generally, the first and fifteenth day of each month.

MATURITY DATE - the date on which the Certificate matures. Each Certificate matures 20 years after its Effective Date.

MINIMUM INTEREST RATE - the minimum annual rate of interest you will earn on your principal investment during any Guarantee Period, currently 3.5% for each Certificate.

OUR, US, WE - 1st Atlantic Guaranty Corporation.

PRINCIPAL, PRINCIPAL INVESTMENT - the amount of your initial investment and any subsequent investment (Growth Certificates only). For purposes of these definitions, we treat interest that has accrued during a Guarantee Period as principal for the next Guarantee Period to which it is applied.

CLIENT CARE DEPARTMENT - the department of 1st Atlantic Guaranty Corporation responsible for administering and servicing the Certificates. The address and telephone numbers of our Client Care Department are 4847 Cordell Avenue, Suite 200, Bethesda, MD 20814 (1-888-74-YIELD or 301-215-7515).

SURRENDER VALUE - the amount of your Account Value immediately prior to surrender, less any applicable fees, withdrawal charge and early withdrawal penalty assessable at the time of surrender.

YOU, YOUR -- a current or prospective Certificate owner.

QUESTIONS AND ANSWERS

WHO IS 1ST ATLANTIC GUARANTY? 1st Atlantic Guaranty is a Maryland corporation registered with the SEC as a face-amount certificate company, which is a type of investment company. Like other investment companies, 1st Atlantic Guaranty invests the monies that it receives from investors in a portfolio of securities issued by other companies. It also invests in other types of assets, including, for example, real estate and real estate loans. SEE "The Company" and "Investments."

WHAT ARE THE CERTIFICATES? The Certificates are basically guaranteed fixed-income securities. When you buy a Certificate, you are buying a guarantee by the Company, backed solely by its assets, to pay you the amount of your principal investment (known as the "face-amount"), plus accrued interest (less any withdrawals and applicable fees and charges), when your Certificate matures. Each Certificate matures 20 years after its Effective Date. We currently offer four different Certificates that you can select from to suit your needs. SEE "The Certificates" and "General Terms and Conditions."

WHAT ASSETS BACK THE COMPANY'S GUARANTEES? The Company maintains reserves to meet its guarantees under the Certificates. These reserves consist primarily of income-producing instruments such as government and corporate bonds, preferred stock, and real estate mortgages. SEE "Reserves" and "Other Terms and Conditions" under "General Terms and Conditions."

WHY BUY A CERTIFICATE? We offer Certificate interest rates that are generally higher than those available through bank certificates of deposits ("CDs") or U.S. Treasury obligations ("Treasuries"). SEE "Interest Rates" under "General Terms and Conditions." The Certificates also have several features that can give you more investment flexibility than are available through CDs and Treasuries. SEE "The Certificates" and "General Terms and Conditions." SEE ALSO "Special Risk Considerations." Unlike CDs or Treasuries, our Certificates are backed by our assets and are not insured or guaranteed by the federal government or any government agency.

HOW IS INTEREST PAID? You can elect to withdraw the interest earned on your Certificate on a monthly, quarterly, or annual basis during the life of your Certificate. You can also allow your interest to accumulate up to the Maturity Date of your Certificate. Interest compounds monthly. SEE "Interest Withdrawals" under "Accessing Your Account Value."

WHAT FACTORS AFFECT THE INTEREST I CAN EARN? The amount of interest you can earn will depend on the type of Certificate you select, the amount you invest, the available interest rates, and the length of time you decide to lock in the interest rate. You can lock in interest rates for Guarantee Periods of 1, 3, 5, and 10 years (5 or 10 years in the case of the Cornerstone Certificates). You will always earn at least the Minimum Interest Rate for each Certificate, subject to the terms and conditions described herein. SEE "The Certificates" and "General Terms and Conditions."

WHO MANAGES THE COMPANY? The Board of Directors ("Board") of the Company is primarily responsible for the management of the Company. The Board has established an Investments Committee, which oversees the investment activities of the Company. Key Asset Management, Inc. ("Adviser" or "Key Asset Management"), manages the Company's securities portfolio. As of December 31, 1997, the Adviser managed over $60 billion in assets, including $20 billion in investment company assets. The Company's wholly-owned subsidiary, Atlantic
Capital Funding Corporation ("Atlantic Capital" or "ACFC"), manages the Company's real estate loan portfolio. SEE "Management."

HOW DO I BUY OR REDEEM CERTIFICATES? You can purchase and redeem Certificates by contacting our Client Care Department. SEE "How to Buy Certificates," "Accessing Your Account Value," and "Account Transactions." Certain minimum and maximum investment requirements apply to each Certificate. SEE "At A Glance" under "The Certificates." For a description of fees and charges that may apply, SEE "Fees and Charges" under "General Terms and Conditions" and "Penalty for Early Withdrawal" under "Accessing Your Account Value."

ARE THERE ANY FEES AND PENALTIES UNDER THE CERTIFICATES? We assess a service fee to process payments of accrued interest. We also assess a maximum withdrawal charge of 5% on any Account Values withdrawn prior to your 5th Certificate Anniversary. This charge does not apply to scheduled withdrawals of interest or to systematic withdrawals under the Reserve Certificate. In addition, we impose an early withdrawal penalty equal to 12 months accrued interest on principal amounts withdrawn prior to your 5th Certificate Anniversary or prior to the end of a Guarantee Period. After your 5th Certificate Anniversary, the early withdrawal penalty applies only if you withdraw principal prior to the end of a Guarantee Period. SEE "Fees and Charges" and "Penalty for Early Withdrawal" under "Accessing Your Account Value" for details.

SHOULD I BUY A CERTIFICATE? Before purchasing a Certificate, you should consider whether the Certificate suits your financial objectives, particularly in light of the amount of your purchase and the long-term nature of the Certificates. You should not rely on the Certificates for short-term financial needs. The Certificates are intended to be part of a well-balanced, comprehensive investment program. SEE "Special Risk Considerations," immediately below.


SPECIAL RISK CONSIDERATIONS

As with any security that you buy, you bear certain risks when you invest in a Certificate. We highlight below certain risks that you may find prudent to consider before investing in a Certificate.

OPERATING HISTORY. The Company is newly formed, which means it has no operating history or "track record." This fact is common to all new investment companies.

PORTFOLIO INVESTMENTS. We expect to meet our obligations under the Certificates through earnings on our portfolio investments. Because our guarantees under the Certificates are backed only by our assets, you bear a number of portfolio investment risks.

These risks include, for example, (i) market risk (I.E., the risk that the market value of one or all of our investments might decline), (ii) credit risk (I.E., the risk that an issuer of a security that we purchased might default),
(iii) liquidity risk (I.E., the risk that one or more of our investments might not be liquid at the time necessary to meet our payment obligations), (iv) interest rate risk (I.E., the risk that interest rates might move in a direction that causes an adverse effect on our investments), and (v) valuation risk (I.E., the risk that one or more of our investments might be overvalued).

We  will  try  to  minimize  these  risks  by  adhering  to  certain   reserve
requirements  and  investment  guidelines  established  by  federal  law.  SEE
"Reserves" and Investments." However, a failure of the Company's portfolio investments to generate adequate earnings may limit our ability to pay competitive interest rates and could conceivably prevent the Company from meeting its obligations (I.E., default) under the Certificates, including the payment of principal and interest.

YEAR 2000 CONSIDERATIONS. Like other companies, the Company is taking steps to address the so-called "Year 2000 problem." The problem exists because many computer programs use only the last two digits to refer to a year and may not properly recognize a year that begins with a "20" instead of a "19." The Company believes that its computer systems are Year 2000 compliant. In addition, the Company has sought assurances from its third party service providers regarding the steps they are taking to address the Year 2000 problem so as to enable them to continue to provide uninterrupted services to the Company. Nevertheless, as a practical matter, the Company cannot predict with certainty what effect the Year 2000 problem may have on its operations.

COMPETITIVE FACTORS. There are but a handful of face-amount certificate companies in existence today. One company, IDS Certificate Company, dominates the face-amount certificate industry. In addition, there exist a number of financial products, such as CDs and insurance products, which offer investors a guaranteed fixed rate of return. Our principal means of competing is by offering attractive interest rates on our Certificates and responsive customer service.


THE CERTIFICATES

AT A GLANCE

The chart below provides an overview of the four different types of Certificates we offer. For more detailed information, please refer to the remainder of this section. SEE ALSO "General Terms and Conditions" for additional information about common features of the Certificates.

                            NAME OF CERTIFICATE

                            Growth              Reserve             Premier             Cornerstone
CERTIFICATE TYPE            Fully Paid          Fully Paid          Fully Paid          Fully Paid

MINIMUM INVESTMENT          $2,500              $25,000             $250,000            $1,000

MINIMUM ADDITIONAL          $250*               None                None                None
INVESTMENT                                      Permitted           Permitted           Permitted

MAXIMUM                     $250,000            $2.5 million        $2.5 million        $2.5
INVESTMENT                                                                              million

GUARANTEE PERIODS           1, 3, 5 or 10 years                                         5 or 10 years

MATURITY DATE               20 years from Effective Date

BENCHMARKS                  FOR 1, 3, 5 YEAR GUARANTEE PERIODS: the HIGHER of (i) the average rate for CDs of comparable maturities as quoted on the Bank Rate
                            Monitor National Index and (ii) the yield on Treasuries of comparable maturities, on a given Interest Rate Date.

                            FOR 10 YEAR GUARANTEE PERIODS: the yield on 10-year Treasury bonds on a given Interest Rate Date.

                            FOR THE CORNERSTONE CERTIFICATES: the rate for the 11TH District Cost of
                            Funds Index.

                            SEE "Interest Rates" under "General Terms and Conditions."

INTEREST RATE               0.5% to 2.5% above benchmark***
TARGET**

MINIMUM INTEREST            3.5% for all Certificates
RATE

* You may make additional contributions to your Growth Certificate in an aggregate amount up to 15% of your initial investment, subject to the maximum of $37,500.
** The Company reserves the right to set an interest rate target above the target stated above.
***   Interest rates generally will be higher for larger investments.

GROWTH CERTIFICATES

WHO SHOULD INVEST? Growth Certificates are designed for investors seeking competitive interest rates on a single lump-sum investment, but who do not have the amount necessary to purchase a Premier Certificate, which normally offers a higher rate of interest.

INVESTMENT AMOUNTS. You can purchase Growth Certificates with a single principal investment or "lump sum," subject to the limits described above. Because these Certificates do not require any additional payments, they are sometimes referred to as "fully paid" Certificates. You have the option, however, of making one or more additional principal investments in amounts ranging from $250 up to an aggregate maximum of 15% of your initial investment, subject to a maximum of $37,500. SEE "Additional Investments" under "General Terms and Conditions."

RESERVE CERTIFICATES

WHO SHOULD INVEST? Reserve Certificates are designed for investors seeking a high rate of current income. Because of the Reserve Certificate's unique systematic withdrawal feature, the Certificate may be ideal for retired persons who need to receive disbursements from their retirement accounts either to meet IRS requirements for minimum disbursements from their tax-qualified plan or to fund retirement living.

INVESTMENT AMOUNTS. You can purchase Reserve Certificates with a single principal investment ranging from $25,000 to $2.5 million. Like the Growth Certificates, Reserve Certificates are sometimes referred to as "fully paid" Certificates. We do not accept additional principal investments under the Reserve Certificates.

SYSTEMATIC WITHDRAWAL. Reserve Certificates allow you to make systematic withdrawals of both principal and accrued interest, without incurring any withdrawal charge or early withdrawal penalty. To take advantage of the systematic withdrawal feature, you must maintain, at all times, a minimum Account Value equal to 50% of your original principal investment. You can choose to make systematic withdrawals either monthly or quarterly. The minimum amount you may withdraw at any time is $150. We will treat withdrawals as coming first from accrued interest earned on your principal investment, and then from principal. Systematic withdrawals will reduce the amount of your Account Value, and may result in the application of a lower interest rate. SEE "Effect on Interest Rates" under "Accessing Your Account Value."

PREMIER CERTIFICATES

WHO SHOULD INVEST? Premier Certificates are designed for investors seeking competitive interest rates on large investments. Interest rates on Premier Certificates normally will be the most favorable of all of the Certificates offered by this Prospectus.

INVESTMENT AMOUNTS. You can purchase Premier Certificates with a single principal investment, subject to the limits described above. Like the Growth Certificates, Premier Certificates are sometimes referred to as "fully paid" Certificates. We do not accept additional principal investments under the Premier Certificates.

CORNERSTONE CERTIFICATES

WHO SHOULD INVEST? Cornerstone Certificates are designed for investors seeking competitive interest rates on a single lump-sum investment, who also have an interest in providing much needed capital to the religious community.

WHAT MAKES THIS CERTIFICATE DIFFERENT? 1st Atlantic Guaranty will invest at least 35% of the proceeds it receives from the sale of the Cornerstone Certificates in loans used to purchase, construct, or renovate places of worship and related educational facilities. 1st Atlantic Guaranty will apply the balance of the proceeds to other types of investments, such as government and corporate bonds, preferred stock, and real estate loans.

INVESTMENT AMOUNTS. You can purchase Cornerstone Certificates with a single principal investment or "lump-sum," subject to the limits described above. Like the Growth Certificates, these Certificates are sometimes referred to as "fully paid" Certificates. We do not accept additional principal investments under the Cornerstone Certificate.


GENERAL TERMS AND CONDITIONS

The following terms and conditions apply to each type of Certificate described in this Prospectus, unless otherwise specifically noted. We reserve the right to issue other Certificates with different terms and conditions. The terms and conditions of your Certificate may not be changed except by mutual agreement.

FACE-AMOUNT

The face-amount of your Certificate equals the amount you invest when you purchase your Certificate. The face-amount will remain the same during the life of your Certificate.

ACCOUNT VALUE

Your Account Value initially will equal the face-amount of your Certificate. Periodically, we will adjust your Account Value to reflect increases due to additional principal investments (Growth Certificates only) and accrued interest, and decreases due to withdrawals and fees and charges or penalties. SEE "Reports" under "Shareholder Services" for information on the types of reports we will provide to you.

PRINCIPAL INVESTMENTS

The amount that you invest in your Certificate constitutes your principal investment. We also treat interest that has accrued on your Certificate during a Guarantee Period and that you apply to another Guarantee Period as principal for that period. We will credit your principal investment and issue your

Certificate on its Effective Date, which generally will be either the first or fifteenth day of a given month, depending on the date we accept your application.

ADDITIONAL INVESTMENTS

Growth Certificate owners may make additional unscheduled principal investments during the life of their Certificates, subject to the minimum and maximum limits described above. Please note that we will credit additional principal investments only on the first day of each month coinciding with or following the date we receive your payment. We will not accept additional principal investments for any Cornerstone, Premier, or Reserve Certificate. However, you can purchase more than one Certificate of the same type, in which case we will aggregate your principal investments under all Certificates for purposes of determining the applicable interest rate on the additional Certificates you purchase. SEE "Applicable Interest Rate."

INTEREST RATES

WHEN WE CALCULATE INTEREST RATES. We calculate the Certificate interest rates for each Guarantee Period generally at the beginning and middle of each month (each an "Interest Rate Date"). We may calculate the interest rates more frequently or at different times, in our sole discretion, and, from time to time, we may offer special promotional rates on the Certificates. SEE "Applicable Interest Rate" below for a discussion of the interest rate that will apply to your Guarantee Period.

HOW WE CALCULATE INTEREST RATES. We set the interest rates in our sole discretion, primarily in response to changes in market conditions, as generally reflected in the benchmarks that we use. On any given Interest Rate Date, the interest rates available for each Guarantee Period will be the HIGHER of (i) the Minimum Interest Rate and (ii) our Interest Rate Target for that Guarantee Period. The Minimum Interest Rate for each Certificate is 3.5%. The Interest Rate Target for each Guarantee Period will equal the benchmark for that Period, plus a margin generally ranging from 0.50% to 2.5%. At no time will the margin that we apply be less than 0.50%.

When determining the Interest Rate Target for the one, three, and five year Guarantee Periods under each Certificate (other than the Cornerstone Certificate), the benchmark will be the HIGHER of: (i) the average rate for CDs of comparable maturity quoted on the Bank Rate Monitor National Index (" Index"), and (ii) the yield for Treasuries of comparable maturity, on a given Interest Rate Date. The average rates set out in the BRM Index are based on a weekly survey of the 50 largest banks and the 50 largest thrift institutions in the 10 largest metropolitan areas in the United States. The BRM Index is a publication of the Bank Rate Monitor, an organization that collects and disseminates information about bank rates and the banking industry. The BRM Index does not include an average rate for 10 year CDs. Accordingly, we use the yield on 10 year Treasury bonds as the benchmark for the 10 year Guarantee Period.

The benchmark for the 5 and 10 year Guarantee Periods under the Cornerstone Certificates is the 11th District Cost of Funds Index, which is a weighted average of the costs of borrowing by member banking institutions of the Federal Home Loan Bank of San Francisco (the 11th District). The index rate tends to lag market interest rate adjustments and tends to be relatively stable because institutions borrow money for varying terms and do not pay market rates for all of their borrowings. The Index is reported monthly, but generally lags behind two months (e.g. January's index is reported in March, February's index is reported in April, etc.)

We reserve the right to use, in our sole discretion, an index other than the BRM Index or 11th District Cost of Funds Index should such indexes cease to be published.

APPLICABLE INTEREST RATE. The applicable interest rate for your initial Guarantee Period will be the rate in effect on the date we accept your application and receive your principal investment at our offices. We will send you a confirmation of the interest rate that applies to your Certificate. For subsequent principal investments made under the Growth Certificate, we will apply the interest rate in effect for the current Guarantee Period in which you are invested. You will begin earning interest on the Effective Date of your Certificate or, in the case of any subsequent principal investment permitted under the Growth Certificates, on the first day of the month following the date we receive the payment. Prior to the end of each Guarantee Period, we will notify you of the interest rates available under your Certificate for the subsequent Guarantee Periods. The interest rate that applies to your Guarantee Period will remain the same throughout that Guarantee Period and will not be affected by changes in Certificate interest rates that may occur after you lock in your interest rate for that Period.

If you already own a Certificate and purchase another of the same type, we will calculate the interest rate on the new Certificate based on the aggregate Account Values that you maintain in each Certificate of that type.

INFORMATION ON INTEREST RATES. We will publish quotations of the available interest rates from time to time. Also, you can find out what the available interest rates are on any given day by calling us at 1-888-74-YIELD or 301-215-7515. Interest rates for future Guarantee Periods may be greater or less than the interest rates for the current Guarantee Period that you select.

GUARANTEE PERIODS

You can lock in the interest rates available under your Certificate for Guarantee Periods of 1, 3, 5 and 10 years (5 and 10 years only in the case of the Cornerstone Certificates). Your initial Guarantee Period begins on the Effective Date. Generally, the longer the Guarantee Period you select, the higher the interest rate you will earn. At the end of each Guarantee Period, you can select another Guarantee Period of the same or different length. We will notify you at least 15 days prior to the expiration of each Guarantee Period. For convenience, unless you specify otherwise prior to the end of your current Guarantee Period, we will automatically apply your Account Value to another Guarantee Period of equal length, using the then applicable interest rate.

You may continue to select successive Guarantee Periods up until the Certificate's Maturity Date. SEE "Maturity Date," immediately below. You may not select a Guarantee Period that would carry the Certificate past its

Maturity Date. If you select a Guarantee Period that would end after your Certificate's Maturity Date, we will instead apply your Account Value to the next shortest Guarantee Period that ends at or prior to your Certificate's Maturity Date, using that Period's then applicable interest rate

MATURITY DATE

The Maturity Date for all 1st Atlantic Guaranty Certificates is 20 years from the Effective Date. On the Maturity Date, we will pay you your Account Value, which equals the face-amount of your Certificate, plus any subsequent principal investments, plus all accrued interest, less any withdrawals previously taken and less applicable fees, charges, and penalties previously assessed.

FEES AND CHARGES

SERVICE FEES. We charge a per payment fee of $5.00 to process regular monthly, quarterly, or annual payments of accrued interest that you have elected to withdraw and $25.00 to process any unscheduled interest payment requests. We will deduct the fee from each payment you receive. This charge does not apply to systematic withdrawals under the Reserve Certificates.

WITHDRAWAL  CHARGE.  If  you  withdraw  some  or  all of  your  Account  Value
(including any unscheduled withdrawals of accrued interest) prior to your fifth Certificate Anniversary, we will assess a withdrawal charge from your remaining Account Value or, in the case of a complete surrender, the amount withdrawn, according to the following schedule:

AS A % OF AMOUNT WITHDRAWN:         5%   4%   3%   2%   1%   0%
# OF CERTIFICATE ANNIVERSARIES:     1    2    3    4    5    Over 5

This charge does not apply to scheduled withdrawals of interest or to systematic withdrawals under the Reserve Certificates. In addition to a withdrawal charge, you may be subject to an early withdrawal penalty. SEE "Penalty for Early Withdrawal" under "Accessing Your Account Value."

OTHER TERMS AND CONDITIONS

The Certificates carry no voting rights and are not entitled to participate in any dividends that may be declared by the Board of Directors. The Certificates are not secured by any particular asset of the Company; however, as required by federal law, the Company maintains reserves with its custodian to support its obligations under the Certificates. SEE "Reserves."

PERFORMANCE

From time to time, we may quote current and historical yields on our Certificates in advertisements and in sales literature. The availability of the current yields quoted will depend on when you purchase your Certificate and how much you invest. Quotations of historical yields are not indicative of future yields. We also may compare our yields to those offered by competing products, such as CDs and Treasuries, as well as other fixed-income securities.


HOW TO BUY CERTIFICATES

You can buy Certificates through one of the methods described below. You must complete an application and submit it, along with payment, at the time of purchase. WE RESERVE THE RIGHT TO ACCEPT OR REJECT ANY APPLICATION IN OUR SOLE DISCRETION.

THROUGH THE COMPANY

BY MAIL.  You can buy  Certificates  directly  from the  Company  by sending a
completed   application,   along  with  a  check,  to  1st  Atlantic  Guaranty
Corporation, 4847 Cordell Avenue, Suite 200, Bethesda, MD 20814.

BY WIRE. You may also wire payments for Certificates to the Company's wire bank account. Before wiring funds, please call us at 1-888-74-YIELD or 301-215-7515 to advise us of your investment and to receive instructions as to how and where to wire your investment. The minimum amount you may wire is $1,000. Please remember to return your completed application to us at the address above.

THROUGH AUTHORIZED SELLERS

You can buy  Certificates  through  broker-dealers  that  have  selling  group agreements with our principal underwriter, CI Investments, Inc. ("Underwriter"). The Underwriter has agreed to use its best efforts to promote the sale of Certificates. For its services, the Underwriter receives compensation that will not exceed the maximum withdrawal charge and penalty for early withdrawal. The Underwriter may re-allow a portion of its compensation to broker-dealers with whom it has a selling group agreement. Please call us at 1-888-74-YIELD or 301-215-7515 to find out whether your broker-dealer is on our list of authorized sellers. We will pay any compensation to authorized sellers out of our general funds, so that all of your money will be invested in your Certificate.

AFFINITY GROUPS

From time to time, we may seek to introduce our Certificates to members of affinity groups, including service organizations, non-profit associations, and other types of membership organizations (collectively, "affinity groups"). Although affinity groups are not permitted to sell Certificates, they may provide us with mailing lists and other information to enable us to market Certificates to their members. For their cooperation, we may compensate affinity groups an amount that we mutually agreed upon. Please call us at 1-888-74-YIELD or 301-215-7515 for the current list of affinity groups with whom we have arrangements.

INVESTMENT AMOUNTS

For an explanation of the minimum and maximum investments in each type of Certificate, SEE "The Certificates." Certain additional restrictions may apply under if you use the Certificates to fund your Individual Retirement Account ("IRA") or other qualified retirement plan account.

CANCELING YOUR ORDER

You can, without penalty or withdrawal charge, cancel your investment in a Certificate within 10 days after we receive your application. Simply call us at the same telephone number or write to us. You will not earn any interest on Certificates that you cancel under this provision. We will process your cancellation request on the business day we receive it and, if applicable, will send out a check to you generally within 10 business days.

APPLICATION ACCEPTANCE

All applications to purchase Certificates are subject to acceptance or rejection by us in our sole discretion. If we accept your application to purchase a Certificate, you will receive a confirmation of such acceptance. You will also receive a quarterly statement reflecting all account activity. SEE "Reports." We do not issue paper certificates to evidence the purchase of Certificates. Instead, we will register your purchase on our books, thereby relieving you of the responsibility for the safekeeping of paper certificates and the need to deliver them to us upon redemption. Please refer to the Certificate Terms and Conditions attached to your application for detailed information about your Certificate.


ACCESSING YOUR ACCOUNT VALUE

You can access all or any part of your Certificate's Account Value at any time, subject to the terms and conditions described below.

INTEREST WITHDRAWALS

You can schedule regular withdrawals of interest that has accrued under your Certificate on a monthly, quarterly, or annual basis. Each accrued interest withdrawal will be subject to a small service fee of $5. Unscheduled interest withdrawals are subject to a higher fee of $25 and may be subject to a withdrawal charge. SEE "Fees and Charges" under "General Terms and Conditions."

PRINCIPAL WITHDRAWALS AND LOANS

You can also withdraw some or all of your principal investments in your Certificate prior to maturity. However, a withdrawal charge and an early withdrawal penalty may apply upon withdrawal, other than for systematic withdrawals under the Reserve Certificates. SEE "Withdrawal Charge" under "Fees and Charges," and "Penalty for Early Withdrawal," below.

To avoid incurring a withdrawal charge and the penalty for early withdrawal, you may request a temporary principal withdrawal or "loan" of up to 50% of your Account Value for a term not to exceed the earlier of five years or the Maturity Date of your Certificate. You will not earn interest on the amount you withdraw from your Certificate. Loans are subject to an annual interest charge not to exceed 6% of the amount withdrawn. If you decide not to reinvest your temporary principal withdrawal, we will treat it as a permanent withdrawal and will assess against your remaining Account Value the penalty for early withdrawal that would have applied at the time of the withdrawal. Withdrawals of principal may cause your Certificate to fall into a lower interest rate category. SEE "Effect on Interest Rates," below.

WITHDRAWAL AMOUNTS

The minimum amount that you may withdraw at any time from your Certificate is $100 ($150 in the case of the Reserve Certificates), provided, however, that the remaining Account Value under your Certificate (other than Reserve Certificate) does not fall below the stated minimum investment amounts. We will notify you and seek additional instructions from you if the amount of your withdrawal request would cause your Account Value to fall below that minimum. If you fail to respond and your withdrawal would cause your Account Value to fall below that minimum, we will treat your request as one for a complete surrender of your Certificate.

PENALTY FOR EARLY WITHDRAWAL

If you withdraw some or all of your principal investments on or before your fifth Certificate Anniversary or prior to the end of a Guarantee Period, we will deduct a penalty from your remaining Account Value, or, in the case of a complete surrender, from the amount withdrawn, equal to 12 months interest payable on the amount withdrawn. After your fifth Certificate Anniversary, the penalty will apply only if you withdraw prior to the end of a Guarantee Period. In no event will the penalty applicable during Certificate years 16 through 20 exceed 5%, 4%, 3%, 2% and 2%, respecively, of the amount withdrawn.

The foregoing penalty does not apply to systematic withdrawals under the Reserve Certificate. In addition, the penalty does not apply if the withdrawal is due to the need to meet unexpected expenses from your death, disability, or hospitalization.

We assess the foregoing penalty largely because of the negative impact that early withdrawals of principal investments may have on our reserves and our ability to offer competitive interest rates to our customers. You may be subject to additional penalties if you withdraw amounts held in a Certificate from an IRA or other tax-qualified plan. Please consult your tax adviser.

EFFECT ON INTEREST RATES

A withdrawal will cause a reduction in the Account Value under your Certificate. If the reduction puts your Account Value in a lower category of applicable interest rates, we will apply the lower interest rate from the date of the withdrawal, even if it occurs prior to the end of a Guarantee Period.

REQUESTING A WITHDRAWAL

You may submit written requests for a withdrawal to the Company at our Client Care Department. We will treat withdrawal requests as coming first from accrued interest, and then from your principal investment. We will process withdrawal requests on the business day that we receive them, and will send out a check to you generally within 10 business days.

We may take longer to process your request if you recently purchased or, in the case of Growth Certificates, added to a Certificate with a check that has not yet cleared. In addition, we reserve the right to defer payments for up to 30 days, in which case we will pay interest on the deferred payment at the Minimum Interest Rate. For our mutual protection, we may require a signature guarantee if:

      *     you seek to withdraw an amount in excess of $50,000,
      * you ask us to pay redemption proceeds to someone other than the registered owners,
      * you ask us to send redemption proceeds to an address other than the address of record, a preauthorized bank account, or a preauthorized brokerage firm account,
      *     we receive  instructions from an agent, not the registered owners,
            or
      * we believe a signature guarantee would protect us against potential claims based on the instructions received.

A signature guarantee verifies the authenticity of your signature. You can obtain a signature guarantee from certain banks, brokers or other eligible guarantors. YOU SHOULD VERIFY THAT THE INSTITUTION IS AN ELIGIBLE GUARANTOR PRIOR TO SIGNING. A NOTARIZED SIGNATURE IS NOT SUFFICIENT.


ACCOUNT TRANSACTIONS

TRANSFERRING OWNERSHIP

You may transfer ownership of your Certificate by submitting a completed transfer request form to our Client Care Department. Please note that transfers of ownership from a tax-qualified plan may have adverse tax consequences. Please consult your tax adviser.

TAX MATTERS

All interest that you earn on your Certificate is taxable to you in the year in which it accrues, regardless of whether you elect to receive it during that year. We will send you a report showing all reportable income under your Certificate.

If you are using your Certificate to fund an IRA or other tax-qualified plan, you generally will pay no federal income taxes on your interest until you begin taking withdrawals. However, withdrawals from IRAs and qualified plans generally are subject to a federal income tax penalty of 10% if made before age 59 1/2.

We are required to withhold federal income taxes on IRA withdrawals unless you tell us not to. We are also required to withhold 20% on most other distributions from tax-qualified plans, unless the distribution is directly rolled over to another tax-qualified plan or IRA.

If you are using your Certificate to fund a Roth IRA, your contributions will not be tax deductible; however, the distributions from your Roth IRA may be tax free depending on how and when you withdraw your money from the account. Subject to certain income limitations, you may make a rollover contribution from a non-Roth IRA to a Roth IRA. The rollover will be taxable currently, but future distributions from the Roth IRA may be tax free as in the preceding sentence. The maximum contribution to a Roth IRA is $2,000, not counting rollover contributions, and contributions may be made beyond age 70 1/2. The maximum yearly contribution to all IRA's combined is still $2,000.

The foregoing is only a brief summary of certain federal income tax matters relevant to an investment in a Certificate. It is not intended as tax advice. Please consult a qualified tax adviser for information about any tax consequences with regard to your individual circumstances.


THE COMPANY

ORGANIZATION AND OPERATIONS

The Company was organized as a Maryland corporation on October 1, 1997. It is registered with the SEC as a face-amount certificate company, which is a type of investment company. The Company's capitalization consists solely of 14,500,000 shares of authorized common stock, par value $0.01 per share ("common stock"). On August 27, 1998, John J. Lawbaugh, the Company's
Chairman,   President  and  Treasurer,  and  Brian  P.  Smith,  the  Company's
Secretary, contributed the initial capitalization of the Company, and as of that date, owned all of the issued and outstanding shares of the Company's common stock. As of the date of this Prospectus, the Company has capital in excess of the minimum amount required by the rules and regulations of the SEC and the Investment Company Act of 1940 ("1940 Act"). The Company believes that its capital is adequate for its business activities.

The Company's business activities currently consist entirely of the issuance and servicing of Certificates and the investment of the proceeds received from the sale of its Certificates in securities and other assets. The profitability of the Company's operations is determined by the difference between (1) the amount of the Company's earnings on its investment portfolio and (2) the expenses the Company incurs (E.G., the interest it agrees to pay, taxes, and its investment and operating expenses, such as investment advisory fees, brokerage costs, custodial expenses, disinterested director fees, and distribution fees). The Company, through it wholly-owned subsidiary, Atlantic Capital, manages its real estate loan portfolio, which supports its obligations under the Certificates. SEE "Atlantic Capital" under "Management."

DIRECTORS AND OFFICERS

Certain information about the Company's directors and officers, including their principal occupations for the past five years, is set out below. Members of the Board who are considered "interested persons" of the Company under the 1940 Act are indicated by an asterisk (*). The Company has no employees, and all of the directors and officers, other than directors who are not interested persons of the Company, serve in such capacities without compensation. Officers are appointed annually at the annual meeting of the Company's Board of Directors.

                       Positions with      Principal Occupations
Name and Age           the Company         During the Past Five Years
Donald N. Briggs       Director            President, Briggs Associates, Inc. (brokerage and
(54)                                       appraisals); President, Don Briggs & Co. (commercial
                                           leasing)

James F. Cole          Director            General Treasurer of the International Association of
(59)                                       Bridge, Structural, Ornamental & Reinforcing Iron
                                           Workers Union

J. Donald Elam         Director            President of Trinity Financial Group (fund raising and
(65)                                       planned giving consultants)

Nancy Hopkinson        Director            Currently Retired (since 1996); prior to that, Teacher
(56)                                       and Administrator, Montgomery County Public
                                           Schools

                       Positions with      Principal Occupations
Name and Age           the Company         During the Past Five Years
John J. Lawbaugh       Chairman of the     President, Atlantic Pension & Trust (private pension
(29)*+                 Board,              fund management); President, Atlantic Capital Funding
                       President and       Corporation; President, Commercial Finance Group
                       Treasurer           (commercial and residential mortgage banking)

Brian Murphy (54)      Director            Partner, Berenson & Murphy (law firm) (formerly,
                                           Griffin, Berenson & Murphy)

Greg Nichols (45)+     Director            Principal, Nichols & Associates (wholesale retail
                                           business development); Principal, U.S. Estate Group
                                           (estate and financial planning)

Brian P. Smith         Director and        Operations Manager, Atlantic Pension & Trust (private
(44)*                  Secretary           pension fund management); Operations Manager,
                                           Atlantic Capital Funding Corporation (commercial and
                                           residential mortgage banking) since 1996; prior to that
                                           Operations Manager, Enterprise Network Applications
                                           (computer software company)

Willard R. Stinson     Director            Chief Financial Officer, Shepherd Group of Companies
(62)                                       (financial planning firm since 1996); prior to that,
                                           Financial Planner, Shepherd Group of Companies, and
                                           Financial Planner, First Financial Planners, Inc. (since
                                           1995); prior to that, Vice President and Comptroller,
                                           General Public Utilities (electric utility company)

 --------------
+  Messrs. Lawbaugh and Nichols are brothers-in-law.


MANAGEMENT

BOARD OF DIRECTORS

The Board of Directors ("Board") is responsible for managing the Company's business affairs. Directors are elected annually at the Company's annual meeting of shareholders. Each Director who is not an interested person of the Company receives an annual retainer of $500, plus a $750 fee for each regular or special Board meeting he or she attends. The Directors also receive reimbursement for their expenses incurred in attending any meeting of the Board. The Board generally meets quarterly.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has an Audit Committee and an Executive Committee. The duties of each Committee and its present membership are as follows:

AUDIT COMMITTEE: The members of the Audit Committee consult with the Company's independent auditors if the auditors deem it desirable, and meet with the Company's independent auditors at least once annually to discuss the scope and results of the annual audit of the Company and such other matters as the Committee members deem appropriate or desirable. Directors Briggs, Cole, Elam, Hopkinson, Murphy, Nichols, and Stinson are members of the Audit Committee.

EXECUTIVE COMMITTEE: During intervals between meetings of the Board, the Executive Committee possesses and may exercise all of the powers of the Board in the management of the Company except as to those matters that specifically require action by the Board. Directors Hopkinson, Lawbaugh, and Murphy are members of the Executive Committee.

INVESTMENTS COMMITTEE: The members of the Investments Committee oversee the investment activities of the Adviser, which manages the Company's securities portfolio, and the activities of the Company's wholly-owned subsidiary, Atlantic Capital, which manages the Company's real estate loan portfolio. Directors Briggs, Cole, and Lawbaugh are members of the Investments Committee.

INVESTMENT ADVISER

Key Asset Management serves as the Company's investment adviser pursuant to an investment advisory agreement ("Advisory Agreement"). Subject to the supervision of the Board, the Adviser is responsible under the Advisory Agreement for selecting and managing the Company's securities investments to ensure that the Company has, in cash or qualified investments, as that term is defined in Section 28(b) of the 1940 Act, assets having an aggregate value not less than that required by applicable law. The Adviser also is responsible for placing orders for the purchase and sale of the Company's securities investments with brokers and dealers that the Adviser selects.

In addition, pursuant to the Advisory Agreement, the Adviser has agreed to render regular reports to the Board regarding its investment decisions and brokerage allocation practices for the Company, to assist the Company's
custodian  in  valuing  portfolio   securities  and  computing  the  Company's
reserves, and to furnish the Company with the assistance, cooperation, and information necessary for it to meet various legal requirements regarding registration and reporting. The Adviser also has agreed to furnish to the Company adequate facilities and personnel necessary for the Directors and officers of the Company to manage the affairs and conduct of the Company's business. The Adviser, located at 127 Public Square, Cleveland, Ohio, 44114-1306, is a registered investment adviser with over $60 billion of assets under management as of the date of this Prospectus. For its services, the Adviser receives a quarterly fee payable in arrears based on the annual percentage, set forth below, of the average daily net asset value of the Company's assets that it manages:

Large Cap Equities and Convertible Securities:

      Assets                       Annual Fee
      ------                       ----------
      Up to $25,000,000               0.45%
      Next  $25,000,000               0.40%
      Above $50,000,000               0.35%

Small Cap and Mid Cap Equities:

      Assets                       Annual Fee
      ------                       ----------
      Up to $10,000,000               0.90%
      Next  $15,000,000               0.70%
      Next  $25,000,000               0.55%
      Above $50,000,000               0.45%

ATLANTIC CAPITAL FUNDING CORPORATION

Atlantic Capital is a Maryland corporation newly created by the Company for the purpose of managing its real estate loan portfolio. ACFC, which is a wholly-owned by the Company, performs all of the underwriting, closing and servicing of mortgage investments for 1st Atlantic. ACFC may originate and process loans directly as well as offer its loan programs to outside mortgage brokers on a wholesale basis. In the latter case, outside brokers will originate and process loans and ACFC will underwrite and close the loans that meet its investment requirements. ACFC may enter into agreements with select outside mortgage brokers to service certain types of mortgages that may require special servicing treatment because of various factors, such as the unique features of the underlying real estate or the credit quality of the borrowers.

RELATED PARTY TRANSACTIONS

On September 16, 1998, Messrs. Lawbaugh and Smith contributed the common stock of ACFC to 1st Atlantic Guaranty for no consideration.


RESERVES

Federal law requires us to maintain a portion of the payments that we receive under the Certificates as reserves. The purpose of these reserves is to ensure that we have enough assets to meet our obligations under the Certificates.
Federal law also requires that we invest our reserves in "qualified investments," which are investments of a kind that life insurance companies can invest in or hold under the provisions of the laws of the District of Columbia or those otherwise approved for investment by the SEC. SEE "Types of Investments" and "Investment Policies" under "Investments." In addition, federal law prohibits us from declaring or paying dividends to our
shareholders   in  excess  of  certain  limits  unless  we  meet  our  reserve requirements.

We maintain our reserves with our custodian, Key Trust Company of Ohio, 127 Public Square, Cleveland, Ohio, 44114 ("Custodian"). Pursuant to its Custody Agreement with us, the Custodian is responsible for the safekeeping of our assets, and, among other things, is authorized to take certain remedial steps should we fail to make a payment when due or otherwise default on any of our obligations under the Certificates. The Custodian is an affiliate of the Adviser.


INVESTMENTS

As noted above, we are permitted to invest our reserves only in assets that constitute "qualified investments" under the laws of the District of Columbia and such other assets as the SEC may permit. Set out below is a summary of the types of investments in which we expect to invest as well as a description of certain investment policies established by our Board of Directors.

TYPES OF INVESTMENTS

We expect to invest our reserves, as well as the amount that we hold in excess of the reserves, primarily in the types of securities and other investments described below. Except as specifically noted, we may invest our reserves in such investments without limitation. In addition, except as specifically noted, the limitations described below apply only at the time of investment. The assets that we hold in excess of reserves are not subject to the limitations described below.

BANK OBLIGATIONS. We may invest in CDs, bankers' acceptances, and other short-term debt obligations of banks. CDs are short-term obligations that commercial banks issue for a specified period of time and at a specified interest rate. Banker's acceptances are time drafts drawn on a commercial bank by a borrower, usually in connection with international commercial transactions.

COMMERCIAL PAPER AND OTHER CORPORATE DEBT. We may invest in commercial paper issued by companies that meet the criteria for investment by life insurance companies under the laws of the District of Columbia ("qualified corporations"). Commercial paper consists of short-term unsecured promissory notes that qualified corporations issue to finance short-term credit needs. We also may invest in longer-term debt obligations of qualified corporations. We will not invest more than two percent of our reserves in any one issue of such obligations of any one qualified corporation. In addition, we do not intend to invest in any debt securities rated below investment grade by any nationally recognized statistical rating organization.

EQUIPMENT RELATED INSTRUMENTS. We may invest in equipment trust certificates and similar instruments (collectively, "equipment related instruments") that are secured by transportation equipment (e.g., railroad cars, trucks, and airplanes) that has been sold or leased to a common carrier. Equipment related instruments are a means of financing the acquisition of equipment. A trustee, such as a bank, holds the title to the equipment, collects purchase or lease payments from the purchaser, and, in turn, makes principal and interest payments to the instrument holders for a specified term. In case of default, the trustee is authorized to sell the equipment to protect the instrument holders. We will not invest more than two percent of our reserves in any one issue of an equipment-related instrument by any one qualified corporation.

MUNICIPAL SECURITIES. We may invest in various types of municipal securities, which are debt securities issued by a state, its political subdivisions, agencies, authorities, school districts, and other governmental instrumentalities for various public purposes, including, for example, the construction of public facilities, hospitals, highways, and schools. We will only invest in municipal securities that (i) represent direct and general obligations of the issuing governmental entity, or (ii) are payable from designated revenues pledged to the payment of the principal and interest on such securities.

PREFERRED AND COMMON STOCK. We may invest in preferred and common stock of qualified corporations. Preferred stock has priority over common stock as to income and generally as to the assets of an issuer, but usually has limited voting rights. We may invest in the common stocks of qualified corporations whose debt and preferred stock, if any, also meet our criteria for investment. We will not invest more than one percent of our reserves in the preferred or common stock of any single qualified corporation.

REAL ESTATE AND REAL ESTATE LOANS. We may invest directly in real estate or in real estate loans. We generally will only purchase or hold real estate if it is income producing. We may, however, also receive real estate in satisfaction of debts owed to us, and may improve or develop any real estate that we acquire. We will not invest or agree to invest in real estate if such investment would cause us to: (i) invest more than two percent of our reserves in real estate or improvements thereon during any period of 12 consecutive months; (ii) invest or hold more than five percent of our reserves in real estate or improvements thereon for the purpose of producing income; or (iii) hold more than 10% of our reserves in real estate. We also may invest in real estate loans secured by a first lien on the real estate, PROVIDED such loan is worth at least 33 1/3% more than the amount loaned.

U.S. GOVERNMENT SECURITIES. We may invest in direct obligations of the U.S. Government ("U.S. Government securities"). These include bills (which have maturities of one year or less), notes (which have maturities of between 2 and 10 years), and bonds (which have maturities greater than 10 years) issued by the U.S. Treasury ("Treasury"). The market value of U.S. Government securities will fluctuate with changes in interest rate levels. Thus, if interest rates increase from the time the security was purchased, the market value of the security will decrease. Conversely, if interest rates decrease, the market value of the security will increase.

U.S. GOVERNMENT AGENCY SECURITIES. We may invest in securities issued by certain federal agencies that are (i) backed by the full faith and credit of the United States, (ii) guaranteed by the Treasury, (iii) or are supported by the agency's right to borrow from the Treasury. Issuing agencies may include, for example, the Government National Mortgage Association ("GNMA" or Ginnie Mae"), Federal National Mortgage Association ("FNMA" or "Fannie Mae"), or Federal Home Loan Mortgage Corporation ("FHLMC" or " Freddie Mac"). Although their close relationship with the U.S. Government is believed to make them high-quality securities with minimal credit risks, the U.S. Government is not obligated by law to support either FNMA or FHLMC.

INVESTMENT POLICIES

The Company's Board has established the investment policies set out below. Subject to the approval of the Company's shareholders, the Board may change these policies at any time without Certificate owner approval.

BORROWING. We may borrow money to a limited extent from banks (including the Company's custodian bank) as we deem necessary or appropriate to our business. We currently do not intend to borrow amounts equal to more than 25% of our total assets (including the amount borrowed). We will not buy securities on margin or sell securities short.

COMMODITIES. We do not currently intend to engage in the purchase or sale of commodities.

CONCENTRATION. Except as noted below, we will not invest more than 25% of our assets in the securities of issuers in any one industry. The foregoing limitation does not apply to investments in U.S. Government and U.S. Government agency securities, nor to real estate and real estate loans.

LOANS. In addition to real estate loans, described above, we may make loans of varying terms to broker-dealers and other financial institutions in amounts up to 85% of the value of the securities pledged as collateral for the loans at the time we make the loans. The securities pledged as collateral must be of a type in which we can invest.

PORTFOLIO TURNOVER. We will buy, sell, or hold our assets in the manner that we deem prudent, without regard to the impact on the turnover rate of our portfolio.

SENIOR SECURITIES. We are restricted by law from issuing any securities other than face-amount certificates, common stock, and promissory notes or other paper related to our borrowings.

UNDERWRITING SECURITIES. We do not intend to act as an underwriter of securities issued by other persons. We may, however, be deemed to be an underwriter when we purchase and later sell unregistered securities.

INVESTOR SERVICES

AUTOMATIC INVESTMENTS

You can automatically make periodic investments in your Growth Certificates subject to applicable limits. SEE "At A Glance" under "The Certificates." To establish your automatic investment plan, please call 1-888-74-YIELD or 1-301-215-7515.

DIRECT DEPOSITS

You can arrange for your investment in your Certificates to be deposited directly out of your payroll or government check. To establish your direct deposit arrangement, please call 1-888-74-YIELD or 301-215-7515.

INQUIRIES

1st Atlantic Guaranty has a dedicated staff of individuals that are available each business day to assist you with questions you may have about the Certificates or your account. Please call 1-888-74-YIELD between the hours of 9:00 and 5:00 on any business day.

REPORTS

Each quarter we will send you an account statement showing your Certificate's Account Value, your Certificate's Surrender Value, and all account activity for the preceding quarter, including the amount and rate of interest you earned, the amount of any principal investments you made, and the amount of any fees and charges assessed. In addition, we will send you annual reports that include audited financial statements for the Company's fiscal year ending September 30.

We file quarterly and annual reports with the SEC. You may read and copy, at prescribed rates, these reports and any other materials that we file with the SEC at the SEC's Public Reference Room, located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may obtain reports and other information about us by visiting the SEC's Internet site (www.sec.gov).


INDEPENDENT AUDITORS

KPMG Peat Marwick LLP, located at 2300 Clarendon Blvd, Suite 200, Arlington, VA 22201, serve as the independent auditors of the Company. Their auditing services include rendering an opinion on the financial statements of the Company.

FINANCIAL STATEMENTS

We had no material operations prior to the date of this Prospectus. An audited balance sheet for the Company, as of August 27, 1998, and the report of the Company's independent auditors thereon, appears on the next page.


EXPERTS

The Company has included the audited balance sheet in this Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
1st Atlantic Guaranty Corporation:

We have audited the accompanying balance sheet of 1st Atlantic Guaranty Corporation as of August 27, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. Our procedures included confirmation of the opening cash deposit on August 27, 1998, by correspondence with the bank. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of 1st Atlantic Guaranty Corporation as of August 27, 1998, in conformity with generally accepted accounting principles.


                                                      /s/KPMG PEAT MARWICK LLP


Washington, D.C.
August 28, 1998

                       1ST ATLANTIC GUARANTY CORPORATION
                                 BALANCE SHEET
                                AUGUST 27, 1998

ASSETS

CURRENT ASSETS:
  Cash                                              $ 250,000
                                                    ----------

TOTAL QUALIFIED ASSETS                                250,000
                                                    ----------

TOTAL ASSETS                                          250,000
                                                    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:

  Total Liabilities                                         -
                                                    ----------

Stockholders' Equity:

  Common Stock, $.01 par value, 14.5 million          100,000
    shares authorized - 10 million shares
    issued
  Additional paid-in-capital                          150,000
                                                    ----------

  Total Stockholders' Equity                          250,000
                                                    ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $ 250,000
                                                    ==========

SEE NOTES TO BALANCE SHEET.

                       1ST ATLANTIC GUARANTY CORPORATION
                          NOTES TO THE BALANCE SHEET
                                AUGUST 27, 1998

(1)   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      NATURE OF BUSINESS

      1st Atlantic Guaranty Corporation (the "Company") is a Maryland corporation organized on October 1, 1997. The Company is registered with the Securities and Exchange Commission as a face-amount certificate company under the Investment Company Act of 1940. The Company is in the business of issuing face-amount investment certificates. The certificates offered by the Company are not insured. The Company's certificates will be sold through the Company and authorized sellers.

      The Company's management, together with Key Asset Management Inc., the Company's selected investment adviser, will be responsible for managing the Company's investments.

      The Company currently offers five types of certificates each with a specified maturity of twenty years. Within their specified maturity, four certificates have interest rate terms of either one, three, five, or ten years and one certificate has interest rate terms of either five or ten years. The Company guarantees a fixed rate of return for each interest rate term, subject to fees and penalties for early withdrawal. The Company's gross income is derived primarily from the interest and dividends generated by its investments. The Company's net income is determined by deducting from such gross income its interest payments on the certificates and other expenses, including, but not limited to, taxes, the fees paid for investment advisory services, custodial services, and distribution fees.


      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF BALANCE SHEET PRESENTATION

      The accompanying balance sheet is presented in accordance with generally accepted accounting principles.

      The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities during the period. Actual results could differ from those estimates.

THE COMPANY AND ITS SERVICE PROVIDERS

THE COMPANY:

1st Atlantic Guaranty Corporation
4847 Cordell Avenue, Suite 200
Bethesda, MD  20814


INVESTMENT ADVISER:

Key Asset Management, Inc.
127 Public Square
Cleveland, OH  44114


CUSTODIAN:

Key Trust Company of Ohio
127 Public Square
Cleveland, OH  44114


INDEPENDENT AUDITORS:

KPMG Peat Marwick LLP
2300 Clarendon Blvd
Suite 200
Arlington, VA 22201


LEGAL COUNSEL:

Freedman, Levy, Kroll & Simonds
1050 Connecticut Avenue, Suite 825
Washington, D.C. 20036

                               [back cover page]

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration Fee                                                  $      0
State Fees                                                               7,500
Printing Fees                                                           10,000
Legal fees                                                             150,000
Accounting Fees                                                         15,000
Miscellaneous                                                            7,500

                                                     Total:           $190,000


ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Section 2-418 of Maryland General Corporation Law, a corporation may indemnify certain Directors, officers, employees, or agents. Consistent with Maryland law, Article Seventh(E)(viii) of Registrant's Articles of Incorporation ("Articles") permits it to indemnify its Directors and officers to the fullest extent permitted by law. In addition, Article X of Registrant's By-Laws permits it to insure and indemnify its Directors, officers, employees and agents to the fullest extent permitted by law. The above-cited provisions of Registrant's Articles and By-Laws, which have been filed as exhibits to this Registration Statement, are incorporated by reference into this Item to the extent necessary to respond to this item.

      Various agreements that Registrant has entered or will enter into contain provisions for the indemnification of Registrant's officers and directors to the extent permitted by applicable law. These agreements have been filed as exhibits to this Registration Statement, and are hereby incorporated by reference into this Item to the extent necessary to respond to this item.


ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES.

      The disclosure set forth under the heading "The Company - Organization and Operations" in the Prospectus contained herein is hereby incorporated by reference in response to this item. Registrant issued the shares described therein in reliance upon the exemption set forth in Section 4(2) of the Securities Act of 1933 for transactions not involving a public offering.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)   Exhibits:

            Exhibit     Description  of  Exhibits   (filed   herewith   unless
            No.         otherwise indicated)
            -------     ------------------------------------------------------

            (1) Form of Distribution Agreement by and between Registrant and CI Investments, Inc. (previously filed).

            (2)         Not applicable.

            (3)(a)(i) Articles of Incorporation of 1st Atlantic Guaranty Corporation (previously filed).

               (a)(ii)  Articles of Amendment (previously filed).

            (3)(b) By-laws of 1st Atlantic Guaranty Corporation (previously filed).

            (4)(a)      Form of Application.

               (b)      Form of Account Statement (previously filed).

            (5)         Opinion and Consent of Counsel (previously filed).

            (6)-(9)     Not applicable.

            (10)(a) Form of Investment Advisory Agreement by and between Registrant and Key Asset Management, Inc. (previously filed).

            (10)(b) Form of Custody Agreement by and between Registrant and Key Trust Company of Ohio (previously filed).

            (10)(c)(1) Subscription Agreement by and between Registrant and John J. Lawbaugh (previously filed).

                (c)(2) Subscription Agreement by and between Registrant and Brian P. Smith (previously filed).

            (11)-(20)   Not applicable.

            (21) Subsidiaries of 1st Atlantic Guaranty Corporation, incorporated by reference to the disclosure under the captions "The Company - Organization and Operations" and "Management - Atlantic Capital" in the Prospectus contained herein.

            (22)        Not applicable.

            (23)        Consent of Independent Auditors.

            (24) Powers of attorney of Directors Briggs, Cole, Elam, Hopkinson, Murphy, Nichols, and Stinson (previously filed).

            (25)-(26)   Not applicable.

            (27)        Financial Data Schedule (previously filed).

(b)         Financial Statement Schedules:

            Not applicable.


ITEM 17.    UNDERTAKINGS.

      Insofar as indemnification for liabilities arising under Securities Act of 1933 (the "1933 Act") may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 18.    FINANCIAL STATEMENTS AND SCHEDULES.

      Not applicable.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda and State of Maryland, on the 20th day of November, 1998.

                                            1st ATLANTIC GUARANTY COMPANY

                                            By: /s/JOHN J. LAWBAUGH
                                                ---------------------------
                                                John J. Lawbaugh, President

Pursuant to the requirements of the Securities Act of 1933, the following persons have signed the Registration Statement in the capacities indicated as of the 20th day of November, 1998.

Signature                                 Capacity

 /s/JOHN J. LAWBAUGH                      President, Treasurer, and Director
 -------------------                      (Principal Executive, Financial, and
 John J. Lawbaugh                         Accounting Officer)

 /s/BRIAN P. SMITH                        Director and Secretary
 -----------------
 Brian P. Smith

 /s/DONALD N. BRIGGS*                     Director
 --------------------
 Donald N. Briggs

 /s/JAMES F. COLE*                        Director
 -----------------
 James F. Cole

 /s/J. DONALD ELAM*                       Director
 ------------------
 J. Donald Elam

 /s/NANCY HOPKINSON*                      Director
 -------------------
 Nancy Hopkinson

 /s/BRIAN MURPHY*                         Director
 ----------------
 Brian Murphy

 /s/GREG NICHOLS*                         Director
 ----------------
 Greg Nichols

 /s/WILLARD R. STINSON*                   Director
 ----------------------
 Willard R. Stinson

*By: /s/BRIAN P. SMITH
     -----------------
     Brian P. Smith
     Attorney-in-fact pursuant to powers of attorney filed herewith.